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                                                                   EXHIBIT 21.1

MIDDLE BAY OIL COMPANY, INC.
LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1998

Middle Bay Production Company (INCORPORATED IN KANSAS)

ENEX RESOURCES CORPORATION (INCORPORATED IN DELAWARE)